Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Penn-America Group, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Jon S. Saltzman, Chief Executive Officer of the Company, and Joseph F. Morris, Chief Financial Officer, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jon S. Saltzman
Jon S. Saltzman
President and Chief Executive Officer

March 11, 2004

/s/ Joseph F. Morris
Joseph F. Morris
Senior Vice President, Chief Financial Officer and Treasurer

March 11, 2004